EXHIBIT 99.1

Terra Tech and OneQor Announce Successful Completion of Merger

Company announces plans to change name to Onyx Group Holdings

New entity will operate as a holding company focusing on multiple cannabinoid verticals

Irvine, CA; Phoenix, AZ — February 18, 2020
Terra Tech Corp. (“Terra Tech”) (OTCQX: TRTC), a vertically integrated, cannabis-focused agriculture company, and OneQor Pharmaceutical (“OneQor”), a privately held over-the-counter (OTC) pharmaceutical company focused on developing, patenting, and delivering proprietary, plant-derived formulations in order to provide consumers with safer, more effective OTC solutions, today announced that the two companies have closed the previously announced merger pursuant to which OneQor merged with a wholly owned subsidiary of Terra Tech in an all-stock transaction (the “Merger”).

Immediately prior to closing the Merger, the parties entered into an amendment to the Merger Agreement pursuant to which pre-merger Terra Tech shareholders will own approximately 79% of the combined company and OneQor shareholders and holders of certain OneQor Simple Agreements for Future Equity (“SAFEs”) will own approximately 21% of the combined company. The amendment also provides that in connection with the terms of certain other OneQor SAFEs (the “SAFE 2s”), such SAFE 2s will convert into shares of Terra Tech common stock on the first trading day after the Merger at the dollar volume-weighted average price per share of Terra Tech common stock on the day prior to the Merger and the issuance of such shares of Terra Tech common stock will dilute both Terra Tech shareholders and OneQor shareholders prior to the Merger. Upon conversion of the SAFE 2s, Terra Tech shareholders prior to the Merger will own in the aggregate approximately 73.9% of the combined company, OneQor shareholders and certain SAFE holders prior to the Merger will own in the aggregate approximately 19.7% of the combined company, and the SAFE 2 holders will own in the aggregate approximately 6.2% of the combined company.

In connection with the Merger, the combined company announced plans to change its name to Onyx Group Holdings (“Onyx”) and expects to trade on the OTC Market under a new ticker symbol to be announced in the near future.

Management and Organization

The combined company will focus on both emerging cannabinoid-based pharmaceutical development opportunities as well as the continued expansion of its portfolio of THC assets. The company will have three main business verticals: Terra Tech’s THC assets and cannabinoid-based products and research and development, harnessing Terra Tech’s brand recognition in the cannabis market and OneQor’s pharmaceutical infrastructure.

At closing, Matthew Morgan, OneQor CEO, has been appointed as the CEO of the combined company and has joined the Terra Tech Board of Directors, with Terra Tech CEO Derek Peterson remaining on the Board as Chairman. The combined company's Board of Directors has five members, consisting of four members of Terra Tech's current Board of Directors and Mr. Morgan.

“I am excited to bring in Matt to lead the Company as it enters this next stage of its evolution. Matt was one of the early adopters in the cannabis market and emerged to become a significant cannabis entrepreneur. His track record as a strong operator, which includes running some of the most successful dispensaries and co-founding Ignite Cannabis Co., speaks for itself,” said Mr. Peterson. “With Matt at the helm of Onyx, I am confident that we have a major opportunity to grow our presence in multiple cannabinoid verticals and to build value for shareholders.”

Mr. Peterson continued, “The revised deal structure is based upon a change in market conditions that saves Terra Tech shareholders significant dilution. We are confident that this revised agreement will deliver greater value to our shareholders and better position the company to be a leader in the growing cannabis and CBD markets, as well as the cannabinoid research and development space.”

Mr. Morgan commented, “Reorganizing the company as Onyx Group Holdings gives us the flexibility we need to invest in high growth, cannabinoid-focused opportunities to maximize shareholder value. Onyx will have three verticals initially, consisting of Terra Tech’s THC assets, OneQor’s alternative cannabinoid products and a research arm. I’ve had this vision of a cannabinoid-centric holding company for many years. Now, with this new structure, we can realize that vision and position ourselves to leverage opportunities in healthcare, pharmaceuticals, consumer brands, startups, minority investments and beyond. I couldn’t be more excited to spearhead this endeavor for all our shareholders and drive maximum value for years to come.”

The company is forming a Scientific Advisory Board to spearhead the research and development component of the company. Additionally, the company will be supported by a mix of current management and accounting executives. The company is expected to have operations in both Phoenix, Arizona, and Irvine, California.

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About Terra Tech

Terra Tech Corp. (OTCQX:TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Garden, and MediFarm LLC. Blüm's retail and medical cannabis facilities provide the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions as well as premium cannabis to the adult-use market in Nevada and California. Blüm offers a broad selection of cannabis products including; flowers, concentrates and edibles through its multiple California and Nevada locations. IVXX, Inc. is a wholly owned subsidiary of Terra Tech that produces cannabis-extracted products for regulated cannabis dispensaries throughout California and dispensaries in Nevada. The Company's wholly owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Ahold, Aldi, Meijer, Kroger, Stop & Shop and others nationwide. Terra Tech's MediFarm LLC subsidiaries are focused on medical and adult-use cannabis cultivation and permitting businesses throughout Nevada.

About OneQor Pharmaceutical

OneQor is an innovative, cannabinoid-focused pharmaceutical company, concentrating on the development, manufacturing, and delivery of patented, proprietary OTC products to established suppliers and consumer brands. OneQor presently has a number of ongoing case studies utilizing CBD as well as other Cannabinoids and is in the planning stages of subsequent studies targeting opioid cessation, sleep disturbances, chronic pain, and inflammation. OneQor has also filed patent applications covering a wide scope of technical and clinical innovations. All OneQor products are/will be manufactured in a facility that is FDA-approved for OTC drugs. Lastly, OneQor is currently in late-stage talks with established national retail chains to formulate and supply them with their private-label topical cannabinoid-based wellness products.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Terra Tech undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as "anticipates," "believes," "plans," "expects," "projects," "future," "intends," "may," "will," "should," "could," "estimates," "predicts," "potential," "continue," "guidance," and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time to time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in our reports with the SEC. Additional risks and uncertainties are identified and discussed in the "Risk Factors" section of Terra Tech's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to Terra Tech as of the date of this release. Terra Tech undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact

Rae Johnson
(602) 373-4445
Rjohnson@oneqor.com

Philip Carlson
KCSA Strategic Communications
TRTC@kcsa.com
(212) 896-1238

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